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      As filed with the Securities and Exchange Commission on May 16, 2001
                                                      Registration No. 333-35375
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ---------------------------

                             DIGITAL LIGHTWAVE, INC
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 95-4313013
     (State or other jurisdiction           (IRS Employer Identification No.)
   of incorporation or organization)

                              15550 LIGHTWAVE DRIVE
                            CLEARWATER, FLORIDA 33760
               (Address of principal executive offices) (Zip Code)

                             1996 STOCK OPTION PLAN
                           (Full title of the Plan(s))

                           ---------------------------

                                 GERRY CHASTELET
                             CHIEF EXECUTIVE OFFICER
                             DIGITAL LIGHTWAVE, INC.
                              15550 LIGHTWAVE DRIVE
                            CLEARWATER, FLORIDA 33760
                     (Name and address of agent for service)
                                 (727) 442-6677
          (Telephone Number, including area code, of agent for service)

                           ---------------------------

         This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                                  REALLOCATION

         On September 11, 1997 Digital Lightwave, Inc. (the "Registrant") registered 5,300,000 shares of Common Stock for issuance under the Registrant's 1996 Stock Option Plan on Form S-8 Registration Statement Number 333-35375. On May 15, 2001 such shares were incorporated into the Registrant's 2001 Stock Option Plan, which is the successor to the 1996 Stock Option Plan. Therefore, the Registrant is hereby reallocating to the 2001 Stock Option Plan, 2,631,931* of the 5,300,000 shares previously registered under the 1996 Stock Option Plan with such reallocation to be effective immediately upon the filing of this Post-Effective Amendment. The Registrant will reregister such shares under the 2001 Stock Option Plan on a new Form S-8 Registration Statement. No further option grants or stock awards will be made under the 1996 Stock Option Plan.

         * Of the 5,300,000 shares registered under the 1996 Stock Option Plan, 2,668,069 shares have been exercised. The Registrant is reallocating the remaining 2,631,931 shares to a new Form S-8 Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to S-8 Registration Statement No. 333-35375 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 16th day of May, 2001.

                                     DIGITAL LIGHTWAVE, INC.



                              By:
                                  ----------------------------------------------
                                  Gerry Chastelet
                                  Chief Executive Officer
                                  Chairman of the Board and President


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                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Digital Lightwave, Inc., a Delaware corporation, do hereby constitute and appoint Gerry Chastelet, Chief Executive Officer, and Steven H. Grant, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                        TITLE                                   DATE
------------------------------------      ------------------------------------------------         ------------


/s/ Gerry Chastelet
------------------------------------      Chairman  of  the  Board,  President  and  Chief         May 16, 2001
Gerry Chastelet                           Executive Officer


/s/ Steven H. Grant
------------------------------------      Executive   Vice   President,   Finance,   Chief         May 16, 2001
Steven H. Grant                           Financial Officer and Secretary


/s/ Dr. William F. Hamilton
------------------------------------      Director                                                 May 16, 2001
Dr. William F. Hamilton


/s/ Gerald A. Fallon
------------------------------------      Director                                                 May 16, 2001
Gerald A. Fallon


/s/ Robert F. Hussey
------------------------------------      Director                                                 May 16, 2001
Robert F. Hussey


/s/ Peter A. Guglielmi
-------------------------------------      Director                                                 May 16, 2001
Peter A. Guglielmi


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